UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2013

UV FLU TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53306	98-0496885
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

411 Main Street, Bldg. #5 Yarmouth Port, Massachusetts	02675
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 362-5455

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) (b) On April 12, 2013, Dennis Rosen resigned as a Director of the Company and from any and all other positions with the Company. There are no known disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Rosen is not a member of any committee of the Board of Directors at the time of his resignation. Mr. Rosen has not furnished the Company with written correspondence concerning the circumstances surrounding his resignation, and provided only a general written resignation. Mr. Rosen has been provided a copy of this Current Report on Form 8-K and agrees with the statements made by the Company made herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UV FLU TECHNOLOGIES, INC

Date: April 15, 2013	By:	/s/ John J. Lennon
Name: John J. Lennon
Title: President, Chief Executive Officer and Chief Financial Officer